Exhibit 99.1

Consent of Director Nominee

The undersigned hereby consents to being named in the registration statement on Form S-4 and in all subsequent amendments and post-effective amendments or supplements thereto that are filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (collectively, the “Registration Statement”), by Galaxy Digital Holdings Ltd., a Cayman Islands exempted company, and/or Galaxy Digital Inc., a Delaware corporation (the “Company”), as an individual to become a director of the Company and to the inclusion of such individual’s biographical and other information in the Registration Statement. The undersigned also hereby consents to being named in any registration statement on Form S-8 filed by the Company that incorporates by references the prospectus forming part of the Registration Statement. The undersigned also hereby consents to the filing of this consent as an exhibit to the Registration Statement.

/s/ Rhonda Adams Medina
Name: Rhonda Adams Medina
Date: January 28, 2022